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              IMRS INC.and Subsidiaries (d/b/a Hyperion Software)
                  Exhibit (22.1) - Subsidiaries of the Company


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Name                                                              Jurisdiction of Incorporation
----                                                              -----------------------------
Hyperion Software Corporation . . . . . . . . . . . . . . . . .   Delaware
Hyperion Software Corporation of Canada, Ltd.   . . . . . . . .   Ontario
Hyperion Software Europe S.r.l.   . . . . . . . . . . . . . . .   Italy
Hyperion Software Italia S.r.l.   . . . . . . . . . . . . . . .   Italy
Hyperion Software Foreign Sales Corp.   . . . . . . . . . . . .   Barbados
Hyperion Software (UK) plc.   . . . . . . . . . . . . . . . . .   United Kingdom
Hyperion Software Deutschland GmbH  . . . . . . . . . . . . . .   Germany
Hyperion Softwarevertribs-Gesellschaft MbH  . . . . . . . . . .   Austria
Hyperion Software France S.A.   . . . . . . . . . . . . . . . .   France
Hyperion Software BeLux   . . . . . . . . . . . . . . . . . . .   Belgium
Hyperion Software Nederland, B.V.   . . . . . . . . . . . . . .   The Netherlands
Hyperion Software Asia Pte. Ltd.  . . . . . . . . . . . . . . .   Singapore
Hyperion Software, Pillar Group Inc.  . . . . . . . . . . . . .   California
IMRS Hyperion Software Iberica, S.A.  . . . . . . . . . . . . .   Spain
Hyperion Software Nordic AB . . . . . . . . . . . . . . . . . .   Sweden
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